Exhibit 10.3

EXCLUSIVE SERVICE AGREEMENT

BETWEEN

XINJIANG UNITED FAMILY TRADING CO., LTD

AND

[NAME OF OPERATOR]

ON

[NAME OF BAKERY]

[Date of Agreement]

EXCLUSIVE SERVICE AGREEMENT

This EXCLUSIVE SERVICE AGREEMENT (this “AGREEMENT”) is entered into as of [Date of Agreement](“SIGNING DATE”) in Urumqi, Xinjiang, the People’s Republic of China (“CHINA” or the “PRC”) by and between the following two Parties:

(1) XINJIANG UNITED FAMILY TRADING CO., LTD (“XINJIANG UNITED FAMILY”), a limited liability company legally established under the laws of the PRC,

REGISTERED ADDRESS: No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang, China，

UNIFIED SOCIAL CREDIT CODE：[*].

(2) [Name of Operator] (“Operator”), a Chinese citizen, and the operator of [Name of Bakery]

IDENTITY CARD NUMBER: [ID Card No. of Operator]

(In this Agreement, Xinjiang United Family and Operator shall hereinafter be referred to as a “PARTY” individually, and collectively “PARTIES”.)

WHEREAS:

1. Xinjiang United Family is a limited liability company legally established and validly existing in China that mainly engages in management and consulting, and it provides management and consulting services;

2. [Name of Bakery] (“Bakery”)is an individually-owned business legally established and validly existing in China that is mainly engaged in retailing the prepackaged food and bulk food with relevant authorization and with a food business permit, and [Name of Operator] is the sole operator of Bakery;

3. As agreed by the Parties, Operator expects that Xinjiang United Family will provide Operator with bakery advisory services, as well as other services in relation to the operation of bakery.

The Parties sign this Agreement to confirm the provisions and conditions. Whereas, Xinjiang United Family would provide Bakery with consulting and other relevant services:

ARTICLE 1 - DEFINITION AND INTERPRETATION

1.1 Unless to be otherwise interpreted by the terms or in the context herein, the following terms in this Agreement shall be interpreted to have the following meanings:

“BAKERY” means [Name of Bakery], an individually-owned business legally established and validly existing in China, whose sole operator is [Name of Operator], registered address is [Address of Bakery], and unified social code is [Unified Social Code of Bakery].

“BAKERY BUSINESS” means all the business actions legally performed by Bakery, currently or at any time during term of validity of this Agreement;

“SERVICE” means the services in relation and exclusively provided to Bakery within the approved business scope of Xinjiang United Family, as stipulated by Article 2.3 of this Agreement;

“SERVICE FEES” means the fees for services charged by Xinjiang United Family, as stipulated by Article 3.1 of this Agreement;

“CHINA” or the “PRC” means the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region);

1.2 References in this Agreement to any laws and regulations (the “LAWS”) shall include reference:

(1) at the same time to the amendments, changes, supplements and reformulations of such Laws, whether or not the effectiveness of the same is prior to or after the execution of this Agreement; and

(2) at the same time to other decisions, notices and rules formulated or becoming effective according to such Laws.

1.3 Unless otherwise specified in the context of this Agreement, the Article, sub-article, section or paragraph mentioned herein shall refer to the corresponding content in this Agreement accordingly.

ARTICLE 2 - SERVICES

2.1 During the term of validity of this Agreement, Operator exclusively entrusts management and consulting services to Xinjiang United Family, agrees to irrevocably entrust the right of management and operations of Bakery to Xinjiang United Family. Xinjiang United Family shall provide the aforesaid services diligently, in accordance with the business requirements and specific requests at any time from Bakery.

2.2 The purpose of the entrusted operation is that Xinjiang United Family shall be in charge of the normal operations of Bakery, and provide full managements to Bakery’s operation.

2.3 The contents of the entrusted operation shall include but not be limited to the following:

(1) Xinjiang United Family shall be in charge of all aspects of Bakery’s operation; engage Bakery’s management staff and decide their remuneration;

(2) Xinjiang United Family shall control and manage all the matters of Bakery, including but not limited to internal financial management, day-to-day operation, external contract execution and performance, tax filing and payment, and change of rights and personnel;

(3) Xinjiang United Family shall manage and control all the funds of Bakery, including but not limited to current working capital, recovered account receivables, and the payment of all account payables and operation expenses, employee salaries and asset purchases. The accounts of Bakery shall be managed solely by Xinjiang United Family;

(4) Xinjiang United Family shall enjoy all the other responsibilities and rights enjoyed by Bakery’s operator in accordance with the applicable law, including but not limited to the following:

a) Deciding Bakery’s operation principles, operation plan, investment plan and investment scheme;

b) Discussing and approving the report of the executive officers;

c) Discussing and approving the annual financial budget and settlement plan;

d) Discussing and approving the profit distribution plan and the loss compensation plan;

e) Resolving on the matters including change of corporate form, dissolution and liquidation of Bakery;

f) Formulating the basic rules and regulations of Bakery;

g) Representing Bakery to sign relative documents;

h) Other responsibilities and rights.

2.4 As the Parties understand, the scope of services that Xinjiang United Family provides shall subject to its approved business scope; as Bakery requires services out of the approved business scope of Xinjiang United Family, Xinjiang United Family would apply to enlarge its business scope to the maximum extent permitted by law, and provide the required services after being approved.

2.5 The said entrustment is irrevocable and shall not be withdrawn, unless this Agreement is terminated pursuant to written agreement of both parties.

ARTICLE 3 - SERVICE FEES

3.1 As consideration of the management and consulting services that Xinjiang United Family provides, Bakery shall pay service fees to Xinjiang United Family. The amount of service fees shall be the remaining amount of Bakery’s profit before tax after deducting relevant costs and reasonable expenses.

3.2 The amount of Service Fees agreed above shall be paid to Xinjiang United Family by Bakery, following the proportion on a monthly basis according to the actual incomes from main business in the current month.

3.3 All the bank charges due to the occurrence of payment shall be borne by Bakery. All the amount of payment shall be transferred to the bank account designated by Xinjiang United Family, by remittance or other means agreed by the Parties. The Parties agree that Xinjiang United Family could also notify Bakery to change such payment order at any time.

3.4 Upon written agreement between Xinjiang United Family and Operator, the fees agreed in Article 3.1 or their calculation percentage may be adjusted according to the circumstances in the actual performance, with particulars thereof to be stipulated in separate supplementary agreements to be entered into between the Parties as an appendix hereto.

3.5 Each Party shall respectively pay the tax related to their execution and performance of this Agreement. As Xinjiang United Family requires, in relation to all or part of the service fee incomes, Operator shall try its best to assist Xinjiang United Family in enjoying the tax exemption or reduction treatment hereunder.

ARTICLE 4 – EXCLUSIVITY

The service provided by Xinjiang United Family in this Agreement shall be exclusive. During the term of validity of this Agreement, unless with consent of Xinjiang United Family, Operator shall not sign any contract with any third party, or accept services same as or similar with those provided by Xinjiang United Family, from any third party in any form. Without prior written consent of Xinjiang United Family, Operator shall not accept management and consulting services from any third party.

ARTICLE 5 - UNDERTAKINGS AND GUARANTEES

5.1 For execution of this Agreement, the Parties hereby undertake and guarantee for each of its own that:

(1)	Xinjiang United Family is a company of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

(2)	Bakery is the individually-owned business duly registered and legally existing under the PRC laws. Operator is the operator of Bakery, with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

(3)	Xinjiang United Family has full internal power and authority within its company to execute, deliver and perform this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly, and constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions;

(4)	it would not violate the binding or influential laws or contracts on it as executing and performing this Agreement;

(5)	for the purpose of performing and achieving the goal of this Agreement, it guarantees for its own to other Party that, it would execute all necessary and reasonable documents and take all necessary and reasonable actions, including but not limited to issuing necessary authorization documents;

(6)	it shall inform promptly the other Party of any litigation it is involved in and other disadvantageous circumstances that may affect the performance hereof, and shall endeavor at its best efforts to prevent the deterioration of losses caused by such litigation or other disadvantageous circumstances.

5.2 Operator further guarantees to Xinjiang United Family that:

(1)	it will pay service fees in full to Xinjiang United Family promptly, in accordance with the provisions in this Agreement;

(2)	it will maintain the validity of all licenses and qualifications in relation to Bakery’s business, and it will corporate actively with Xinjiang United Family to provide services.

5.3 During the term of this Agreement, Bakery agrees to corporate with Xinjiang United Family and the parent company of Xinjiang United Family (directly or indirectly) to conduct audits on relevant party transactions and other kinds of audits, provide Xinjiang United Family or its entrusted auditors with information and data in relation to Bakery’s operation, business, clients, finance, staff, etc. Bakery also agrees that the parent company of Xinjiang United Family could disclose such information and data, in order to meet the supervision requirement at its securities’ listing spot.

ARTICLE 6 - INTELLECTUAL PROPERTY

6.1 The rights of intellectual property concerning the work product created during the process of services provision by Xinjiang United Family hereunder shall belong to Xinjiang United Family.

6.2 If business is based on the intellectual property owned by Operator, Operator shall ensure there is no defect on the intellectual property. Operator shall be liable for all damages and losses of Xinjiang United Family incurred by defects of intellectual property rights. Xinjiang United Family is entitled to compensation from Operator concerning all of its losses.

6.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 7 – CONFIDENTIALITY

7.1 No matter if this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other Party and any other non-open information of other Party which it may become aware of as the result of the performance hereof (collectively, “CONFIDENTIAL INFORMATION”).

7.2 Unless with prior consent of such other Party in writing or required to disclose to parties other than Parties hereof according to relevant laws, regulations or listing rules, no Party shall disclose the Confidential Information or any part thereof to any parties other than Parties hereof; unless for the purpose of performance hereof, no Party shall use directly or indirectly the Confidential Information or any part thereof for any other purposes, or it shall bear the default liability and indemnify the losses.

7.3 Upon termination of this Agreement, the Party shall, upon demand by other Party, provide the Confidential Information, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

7.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 8 - AGREEMENT TERM

8.1 The Parties hereby confirm that, once this Agreement is formally signed by the Parties, this Agreement shall be retrospectively effective as far as the signing date.

8.2 Unless terminated earlier by the Parties in writing, this Agreement shall be valid for a term of ten (10) years, and renew automatically by ten (10) years after expiration, with no limit on times of renewal.

8.3 Notwithstanding the provisions in the preceding sentence, Xinjiang United Family has the right to terminate this Agreement at any time on its sole discretion, provided that it has notified Operator in written form thirty (30) days in advance.

ARTICLE 9 – NOTICE

9.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 10 - DEFAULT LIABILITY

10.1 The Parties agree and confirm that, if any Party (the “DEFAULTING PARTY”) breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (a “DEFAULT”), then the non-defaulting Party whose interest is damaged thereby shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the non-defaulting Party shall have the right, at its own discretion, to:

(1)	terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or

(2)	demand the enforcement of the Defaulting Party’s obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

10.2 Notwithstanding any other provisions herein, the validity of this Article 10 shall not be affected by the suspension or termination of this Agreement.

ARTICLE 11 - GOVERNING LAW AND DISPUTE RESOLUTION

11.1 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

11.2 Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to Urumqi Arbitration Commission in Urumqi for arbitration in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

11.3 Unless otherwise awarded by the arbitration commission, the losing party should bear all the arbitration or prepaid expenses (including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

ARTICLE 12 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Party by the force majeure event.

ARTICLE 13 – TRANSFER

13.1 No Party shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from the other Party.

13.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 14 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

ARTICLE 15 - AMENDMENT AND SUPPLEMENT

Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

ARTICLE 16 - TEXT

This Agreement shall be prepared in the English language in two (2) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 17 - MISCELLANEOUS

17.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

17.2 The titles of the Articles contained herein shall be for reference only, and in no circumstance shall such titles be used in or affect the interpretation of the provisions hereof.

[THE REMAINDER IS THE SIGNATURE PAGE]

IN WITNESS HEREOF, the Parties have caused this Exclusive Service Agreement to be executed as of the signing date.

[Name of Operator]
Signature by:	/s/ [Name of Operator]

Xinjiang United Family Trading Co., Ltd (Company chop)

Signed by:	/s/ Baolin Wang
Name:	Baolin Wang
Position:

Schedule of Material Differences

One or more person signed an exclusive service agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Bakery	Name of Operator	Date of Agreement	ID Card No. of Operator	Address of Bakery	Unified Social Code of Bakery
1.	Urumqi Midong District George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East St., Gaoxin Dist., Urumqi, Xinjiang	[*]
2.	Shayibake District Yining Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Store 1F1037, Shopping Center, Dehui Wanda Plaza, No. 405, Yining Rd., Shaybak Dist., Urumqi, Xinjiang	[*]
3.	Changji George Chanson Youhao Supermarket Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, Jianguo West Rd., Changji, Changji Prefecture, Xinjiang (Building 46, 2nd Hill, area 125)	[*]
4.	Changji George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Huijia Times, 198 Yanan North Rd., Changji, Changji Prefecture, Xinjiang	[*]
5.	Tianshan District Xinhua North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Shopping Square, Hongshan Xinshiji, No. 38 North Xinhua Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
6.	Shayibake District Youhao South Rd. Chanson Bakery Store	Gang Li	May 2, 2020	[*]	1/F, Friendly, Baisheng, No. 668, Youhao South Rd., Shaibuk Dist., Urumqi, Xinjiang	[*]
7.	Shayibake District Pingding Shandong No.2 Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	7 1-3 Shop, No. 7 Pingdingshan Second Rd., Shaibak Dist., Urumqi, Xinjiang	[*]
8.	Tianshan District Xinmin Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Shop No. 2, Rongsheng Garden, No. 81 Xinmin Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
9.	Tianshan District Minzhu Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, No. 148 Minzhu Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
10.	Tianshan District Jianquan No. 3 Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 215, Jianquan No. 3 Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
11.	Tianshan District Jiefang North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 222, Jiefang North Rd., Tianshan Dist., Urumqi, Xinjiang 1F-2B	[*]
12.	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Gang Li	May 2, 2020	[*]	1-43, Longhai Commercial Building, 499 Kashi West Rd., Urumqi Economic and Technological Development Zone, Xinjiang	[*]
13.	Xinshi District Liyushan South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 66 Liyushan South Rd., Xinshi Area, Urumqi, Xinjiang	[*]
14.	Xinshi District Changchun South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, No. 136 Changchun South Rd., East First Lane, Gaoxin Dist., Urumqi, Xinjiang	[*]
15.	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Gang Li	May 2, 2020	[*]	3rd FL, Huijia Times, No. 147 Beijing Middle Rd., Xinshi Dist., Urumqi, Xinjiang	[*]
16.	Xinshi District Suzhou East Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East Street, Gaoxin Dist., Urumqi, Xinjiang	[*]

17.	Xinshi District Suzhou Rd. Xiaoxigou Chanson Bakery	Gang Li	May 2, 2020	[*]	Store No. 53, Xiaoxigou Pedestrian St., Suzhou Rd., Xincheng Dist., Urumqi, Xinjiang	[*]
18.	Xinshi District South No. 3 Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 169, Nanwei San Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
19.	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Gang Li	May 2, 2020	[*]	No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang	[*]
20.	Shayibake District Youhao South Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	1F4, No. 23 Youhao South Rd., Shayibake Dist., Urumqi, Xinjiang	[*]
21.	Tianshan District Xingchenhui Chanson Bakery	Gang Li	May 2, 2020	[*]	A07.08, Meishi St., Taigu Town, OL Xingchenhui, No. 139 Xinhua North Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
22.	Shuimogou District South Nanhu Road George Chanson Bakery	Gang Li	June 17, 2020	[*]	1F, No. 68 Nanhu Rd., Shuimogou Dist., Urumqi, Xinjiang	[*]
23.	Xinshi District Hebei East Rd. George Chanson Bakery	Gang Li	October 14, 2020	[*]	No. 1046, 1/F, Vanguard Supermarket, No. 996 Hebei East Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
24.	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Gang Li	November 6, 2020	[*]	No. 5009, 5/F, Degang Wanda Plaza, No. 268 Zhongya South Rd., Economic and Technological Development Zone, Urumqi, Xinjiang	[*]
25.	Shihezi Hemeijia Bakery No.1	Hui Wang	May 2, 2020	[*]	Youhaoshishang Shopping Center, 91 Beishsan Rd., 40 Dist., Shihezi, Xinjiang	[*]